                                                                   Exhibit 23.1
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                           [KPMG Audit Plc Letterhead]

Aspen Insurance Holdings Limited
Victoria Hall
11 Victoria Street
Hamilton HM 11
Bermuda

13 January 2005

Dear Sirs

ASPEN INSURANCE HOLDINGS LIMITED - REGISTRATION STATEMENT ON FORM F-4 DATED 13
JANUARY 2005 (THE 'REGISTRATION STATEMENT')

We consent to the incorporation by reference in the Registration Statement on
Form F-4 of our reports dated March 26, 2004, with respect to the consolidated balance sheets of Aspen Insurance Holdings Limited and its subsidiaries as of
December 31, 2002 and December 31, 2003 and the related consolidated statements of operations, shareholders' equity, comprehensive income, and cash flows for the period from incorporation on May 23, 2002 to December 31, 2002 and for the
year ended December 31, 2003 and the related financial statement schedules, which report appears in the December 31, 2003, annual report on Form 10-K of
Aspen Insurance Holdings Limited.

In addition we consent to the incorporation by reference of our reports dated
September 15, 2003, with respect to the combined balance sheets of Syndicates
2020 and 3030 as of December 31, 2002 and 2001 and the related combined statements of operations and comprehensive income / (loss), members' deficit, and cash flows for each of the years in the three year period ended December 31,
2002 and the related financial statement schedules, which reports appears in the
December 31, 2003, annual report on Form 10-K of Aspen Insurance Holdings
Limited.

We further consent to the reference to our firm under the heading "Experts" in the prospectus.

Yours faithfully

/s/ KPMG Audit Plc

KPMG Audit Plc